Exhibit 99.2

BKV CORPORATION ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON STOCK

March 11, 2026

DENVER--(BUSINESS WIRE)--BKV Corporation (“BKV” or the “Company”) (NYSE: BKV) today announced the pricing of its underwritten public offering of 9,692,089 shares of its common stock (the “Offering”), which includes 5,550,000 shares being offered by the Company and 4,142,089 shares being offered by Bedrock Energy Partners, LLC (the “selling stockholder”). The total estimated gross proceeds of the Offering, before deducting the underwriter’s discounts and commissions and estimated Offering fees and expenses, are approximately $261.7 million. BKV has granted the underwriter a 30-day option to purchase up to an additional 1,453,813 shares of BKV common stock on the same terms and conditions. The Offering is expected to close on March 12, 2026, subject to customary closing conditions.

BKV intends to use the net proceeds from the Offering for general corporate purposes, including working capital, operating expenses and capital expenditures. The Company will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholder.

RBC Capital Markets, LLC is acting as the sole underwriter for the Offering. The underwriter may offer the shares of BKV’s common stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

The Offering is being made only by means of a prospectus supplement and accompanying prospectuses, which were filed as part of effective shelf registration statements filed with the Securities and Exchange Commission (“SEC”) on Form S-3. When available, copies of the preliminary prospectus supplement, prospectus supplement and accompanying prospectuses relating to the Offering may be obtained free of charge on the SEC’s website at www.sec.gov or by sending a request to RBC Capital Markets, LLC by mail to Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, NY 10281, by email at equityprospectus@rbccm.com, or by phone at (877) 822-4089.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The Offering is being made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About BKV Corporation

BKV is a forward-thinking, growth-driven energy company focused on the sustainable development and delivery of low-carbon energy solutions and baseload power. As the largest natural gas producer by gross operated volume in the Barnett Shale, BKV is strategically expanding an end-to-end value chain that leverages its assets in upstream production, midstream infrastructure, natural gas-fired power generation and carbon capture, utilization and storage (CCUS). Through this innovative, closed-loop approach, BKV solves customers’ toughest energy challenges, meeting growing power demand and enabling sustainable growth for the future. Headquartered in Denver, Colorado, BKV is committed to driving long-term, risk adjusted shareholder value by optimizing and scaling our closed-loop energy platform for a carbon neutral future.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the consummation of the Offering and the expected use of proceeds therefrom. Forward-looking statements, which are not historical facts, include statements regarding BKV’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, and often contain words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “budget,” “plan,” “seek,” “aspire,” “envision,” “forecast,” “target,” “predict,” “may,” “should,” “would,” “could,” “will,” the negative of these terms and similar expressions, which are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements include, but are not limited to, statements about guidance, projected or forecasted financial and operating results, future liquidity, leverage, results in certain basins, objectives, project timing, expectations and intentions, regulatory and governmental actions and other statements that are not historical facts. Forward-looking statements are based on management’s current views and assumptions. Although we believe our estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control and are difficult to predict. In addition, management’s assumptions about future events may prove to be inaccurate. As a result, actual results could differ materially from those indicated in these forward-looking statements. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements discussed in BKV’s filings with the SEC, including the risks and uncertainties addressed under the heading “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in BKV’s most recent Annual Report on Form 10-K and in BKV’s other filings with the SEC. BKV undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Investor Contacts

Michael Hall
BKV Corporation
Vice President, Investor Relations

InvestorRelations@bkvcorp.com

Caldwell Bailey
ICR, Inc.
BKVIR@icrinc.com